UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or Section 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 18, 2024

ATHENA TECHNOLOGY ACQUISITION CORP. II

(Exact name of registrant as specified in its charter)

Delaware	001-41144	87-2447308
(State or other jurisdiction of incorporation	(Commission File Number)	(IRS Employer
or organization)		Identification No.)

442 5th Avenue

New York, NY 10018
(Address of registrant’s principal executive offices, including zip code)

(970) 925-1572

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbols	Name of each exchange on which registered
Units, each consisting of one share of Class A Common Stock, par value $0.0001 per share, and one-half of one Redeemable Warrant	ATEK.U	NYSE American
Shares of Class A Common Stock, par value $0.0001 per share, included as part of the units	ATEK	NYSE American
Redeemable Warrants, each exercisable for one share of Class A Common Stock for $11.50 per share	ATEK WS	NYSE American

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company     ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Director Resignation

On July 18, 2024, Randi Zuckerberg gave notice of her resignation as a member of the Board of Directors (the “Board”) of Athena Technology Acquisition Corp. II (the “Company”), and all other positions she held as a member of any committee of the Board. Ms. Zuckerberg’s resignation decision was not due to any disagreement with the Company or the Board on any matter relating to the operations, policies or practices of the Company. The Board accepted her resignation effective as of July 24, 2024 and thanked Ms. Zuckerberg for her commitment and service to the Company.

CFO Transition

The Company appointed a new Chief Financial Officer, Jennifer Calabrese, effective as of July 24, 2024, after serving as the Company’s outside consultant providing accounting and financial reporting services to the Company since September 2022. As of the same date, Anna Apostolova stepped down as Chief Financial Officer to pursue other opportunities.

Ms. Calabrese, age 53, is the founder and Chief Executive Officer of Calabrese Consulting, LLC (“CCL”). Founded in 2012, CCL is a woman-owned, full-service accounting and advisory firm with over 40 employees, serving more than 350 clients around the world. Ms. Calabrese is a Certified Public Accountant, a Chartered Global Management Accountant, and a member of both The American Institute of Certified Public Accountants and The New York State Society of Certified Public Accountants. Since December 2023, Ms. Calabrese has served as a director on the board of Marpai, Inc. (Nasdaq: MRAI). She graduated from Hofstra University with a B.B.A. in Accounting and a B.A. in Psychology and earned her Master of Science in Accountancy from SUNY Polytechnic.

No family relationship exists between Ms. Calabrese and any of the Company’s directors or executive officers. There are no arrangements or understandings between Ms. Calabrese and any other person pursuant to which Ms. Calabrese was selected as an officer of the Company. Ms. Calabrese is the founder and Chief Executive Officer of Calabrese Consulting, LLC, a financial consulting firm which has provided accounting and financial reporting services to the Company since September 2022. To date, Calabrese Consulting, LLC has provided services to the Company totaling $79,405, resulting in a series of transactions which may result in a related party transaction.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: July 24, 2024

ATHENA TECHNOLOGY ACQUISITION CORP. II

By:	/s/ Isabelle Freidheim
Name:	Isabelle Freidheim
Title:	Chief Executive Officer

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